MANAGEMENT AGREEMENT





PARTIES In consideration of the covenants herein contained, First Springhill Lake Limited Partnership, Second Springhill Lake Limited Partnership, Third Springhill Lake Limited Partnership, Fourth Springhill Lake Limited Partnership, Fifth Springhill Lake Limited Partnership, Sixth Springhill Lake Limited Partnership, Seventh Springhill Lake Limited Partnership, Eighth Springhill Lake Limited Partnership and Ninth Springhill Lake Limited Partnership and Springhill Commercial Limited Partnership, all Maryland limited partnerships, and Springfield Facilities, Inc., a Maryland corporation (collectively and hereinafter called the "Owner") and Winthrop Management, a Massachusetts general partnership (hereinafter called the "Agent"), agree as follows:

EXCLUSIVE 1.  The Owner hereby employs the Agent exclusively to rent,
AGENT lease, operate and manage the property known as Springhill Lake Apartments ("Apartments") and the neighborhood shopping center, containing approximately 22,000 square feet of retail and office space and known as the Springhill Lake Shopping Center and the parcel of land owned by Springhill Commercial Limited Partnership known as the Early Learning Center ("Shopping Center"), (both of which are located in Prince George's County, Maryland and collectively referred to as the "Property") upon the terms hereinafter set forth. The initial term of this Agreement shall commence as of the date hereof and, unless sooner terminated as provided herein, shall continue until December 31, 1996. This Agreement shall thereafter be renewed for successive one-year terms unless sooner terminated as provided herein or unless on or before 60 days prior to the expiration of the initial term or any extended term Owner gives notice of its intention not to renew this Agreement.

          2.  The Agent accepts the employment and agrees:

AGENT TO      a) To use due diligence in the management of the premises
FURNISH          for the period and upon the terms herein provided, and
SERVICES         agrees to furnish services for the renting, leasing, operating and managing of the Property.

MONTHLY       b) To render monthly statements of receipts, expenses and
STATEMENTS       charges and to account to Owner for receipts and dis-






                 bursements. In the event the disbursements are in excess of the rents collected by the Agent, the Owner hereby agrees to pay such excess promptly upon demand of the Agent. Agent shall keep and maintain in its possession copies of all invoices, purchase orders, operating statements, rent rolls, occupancy reports, and other records and written material relating to the property for a period of six (6) years from the date of preparation or receipt of such documents. After a period of six (6) years Agent shall dispose of such documents unless Owner specifically requests Agent to send the documents to Owner.




SEPARATE      c) To establish a separate account known as the Springhill
OWNERS'          Operating (and/or Reserve) Account, separate and apart
FUNDS            from Agent's corporate accounts, for the deposit of receipts collected as described herein, in a bank or other institution whose deposits are insured by the federal government. Such depository shall be selected by the Agent. However, Agent shall not be held liable in the event of bankruptcy or failure of a depository. Funds in the Operating (and/or Reserve)
                 Account shall remain the property of Owner subject to dis-bursement of expenses by Agent as described in this Agreement.

BONDED        d) To obtain for the Property's on-site employees who
EMPLOYEES        handle or are responsible for Owner's monies a fidelity bond or comprehensive crime insurance, in amounts not less than $500,000, the cost of which shall be an expense of the Pro-perty. Off-site employees of Agent who handle or are responsible for the Owner's monies shall also be bonded by a fidelity bond or otherwise covered by comprehensive crime insurance in amounts not less than $500,000, the cost of which shall be an expense of the Agent.

          3. The Owner hereby gives to the Agent the following authority and powers and agrees to assume the expenses in connection therewith:

COMPLIANCE    a) To carry out its services hereunder in full compliance
WITH APPLIC-     with all applicable statutes, ordinances, laws and
ABLE LAWS        regulations and not to knowingly permit the Property to
AND AGREEMENTS   be used for any purpose which might void or violate any

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                 policy of insurance or mortgage relating to  the Property.
                 Agent shall notify the Owner promptly, or forward to the Owner promptly, any material complaints, warnings, notices, or summonses received by it relating to statutes, ordinances, laws and regulations. The Owner represents that to the best of its knowledge the Property complies with all such requirements, and authorizes the Agent to disclose the owner-ship of the Property to any relevant officials or authorities.

ADVERTISING   b) To advertise the availability for rental of the Property
AND SIGNS        or any part thereof, and to display signs thereon; to sign as agent for Owner, and/or cancel leases for the Property or any part thereof; to collect rents and other charges due or to become due and give receipts therefore, to terminate
                 tenancies and to sign and serve in the name of the Owner
COLLECTION       such notices as are deemed necessary by Agent, to institute
OF RENT          and prosecute actions, to evict residents and to recover
                 possession of the property; to sue for in the name of the
LEGAL            Owner and recover rents and other sums due; and when
PROCEDURES       expedient, to settle, compromise and release such actions or suits or reinstate such tenancies.

REPAIRS       c) To make all necessary repairs provided the cost of any single repair does not exceed the sum of $10,000 unless such repair is specifically authorized in an (approved) budget for the current year, such repair is authorized by Owner or such repair is an emergency and Agent promptly notifies Owner of such emergency repair.

EMPLOYEES     d) To hire, discharge and supervise all labor and employees required for the operation and maintenance of the Property; it being agreed that all employees shall be deemed employees of the Agent. Owner shall have no right to hire, supervise or direct such employees. Owner shall have the right to request Agent to discharge or remove from employment at the Property such employees as Owner deems unsatisfactory. Owner shall specify to the Agent its reasons for requesting the discharge. If Agent fails to discharge the employee and if, after a reasonable amount of time, Owner determines that such employee's performance continues to be unsatisfactory, Owner may request Agent to discharge such employee. Agent shall establish the salaries, wages and other compensation for such employees, including customary employee benefits, which need not be approved by Owner if consistent with an

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                 (approved) budget.  For all on-site employees, such wages and other compensation shall be the expense of Owner. For off-site employees who have responsibilities over the Property, Owner and Agent shall agree on the percentage, if any, of such wages and compensation which shall be an expense of Owner. Manager shall fully comply with all applicable laws and regulations relating to workmen's compensation, social security, employment insurance, hours of labor, wages, work-ing conditions, and other employer/employee related subjects.

SERVICE       e) To contract on behalf of Owner for electricity, gas,
CONTRACTS        fuel, water, telephone, rubbish hauling and other services or such of them as Agent shall deem advisable. It is agreed that Agent shall execute such contracts as agent for the Owner.
                 The Agent shall not contract for any services not in an (approved) budget for the current year whose estimated cost would exceed $10,000 without the Owner's prior written consent.

SAVE      4.  The Owner and Agent further agree:
HARMLESS
              a) Agent shall indemnify, defend and hold Owner harmless from any and all claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including attorney's fees and court costs (but only in excess of amounts actually received by Owner from any insurance proceeds), sustained or incurred by or asserted against Owner arising out of Agent's breach of the duties and obligations required by this Agreement or any criminal acts, gross negli-gence or willful misconduct.

                 Owner shall indemnify, defend and hold harmless Agent from any and all claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including attorneys' fees and court costs (but only in excess of amounts actually received by Agent), sustained or incurred by or asserted against Agent in connection with Agent's carrying out the provisions of the Agreement in compliance therewith or acting under the express direction of Owner, unless such claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs or expenses arising out of Agent's criminal misconduct, willful misconduct or gross negligence.

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             b) Agent shall not be liable to Owner for any violations of statutes, ordinances, laws or regulations relating to the renting, leasing, operation or management of the Property so long as Agent acted in good faith hereunder and in the best interest of the Property or under the express direction of Owner and its course of conduct did not constitute gross negligence, willful misconduct or criminal activity.

              c) Owner shall pay all expenses incurred by the Agent including without limitation attorneys' fees for counsel employed to represent the Agent or the Owner in any proceeding or suit involving an alleged violation by the Agent or the Owner, or both, of any statute, ordinance, law or regulation of any governmental body pertaining to the leasing, rental, manage-ment and operation of the Property (unless the Agent is finally adjudicated to have personally and not in a repre-sentative capacity violated such constitutional provision, statute, ordinance, law or regulation).

INSURANCE d)  (i)  Owner's Insurance.  The Owner or Agent, if Agent is directed by Owner, at the expense of the Property, shall procure and maintain at all times during the term of this Agreement at least the following insurance: (A) "All Risk" insurance on all real and personal property at the project including boiler and machinery and Agent's furniture, furnishings, or fixtures situated at the Property in an amount not less than the replacement cost; (B) Comprehensive General Liability Insurance written on an occurrence basis, to afford protection of $10,000,000 combined single limit for bodily injury and/or death arising therefrom and Broad Form property damage arising out of any one occurrence; and which insurance shall include coverage for contractual liability, independent contractor's liability and completed operations liability; and (C) Comprehensive Automobile Liability, covering owned, non-owned, and hired vehicles providing bodily injury and property damage coverage, all on a per-occurrence basis, at a combined single limit of $1,000,000.

               Agent shall be named as an additional named insured with respect to the liability insurance.

                 (ii) Agent's Insurance. Agent shall procure and maintain at all times during the term of this Agreement (A) Compensation

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                 Insurance providing statutory benefits for employees and (B)
                 Employer's Liability Coverage in an amount not less than $500,000. The cost of this insurance shall be an expense of the Property for all on-site employees and for an agreed to portion of insurance for off-site employees.

INTEREST, TAX
AND INSURANCE
PAYMENTS         e)The Agent is hereby instructed and authorized to
                   pay mortgage indebtedness, property and employee taxes, special assessments and insurance premiums, and the Agent is hereby directed to accrue and pay for same from the Owner's funds, with the following exceptions:

                                                None

OWNER         f) In the event the Agent advances funds for the Owner's
LIABILITY        account or the Owner is indebted to the Agent for services or otherwise arising out of this Agreement, all monies advanced by the Agent shall be due and payable by the Owner upon demand and shall bear interest at the prime rate charged by BayBank Boston, plus one percent computed on monthly debit balances on the Owner's account and the recording of this Agreement or notice with a notation of the amount owing the Agent shall become a valid lien upon the premises. At the election of the Agent, and upon notice to the Owner, the Agent may satisfy any advances made by the Agent, together with the interest due thereon, from the gross revenue of the Property.

AGENT'S       g)   To pay the agent each month:
COMPENSATION
                        (1)  For Management:
                                3% of gross Property revenues
                                other than the Shopping Center

                        (2)  For Leasing:
                                            N/A


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                        (3)  For Supervision of Construction/ Improvements:
                                                 N/A


                        (4)  Other:
                                   5% leasing fee on Shopping Center space
                                   is payable as rent is collected from tenants. Such amount will be shared with outside brokers to the extent that such brokers are involved in procuring such tenant.
                                   No fee shall be paid with respect to rent payable by a tenant for the period after the tenth anniversary of the date on which such tenant initially occupies the part of the Shopping Center leased by it.

RIGHT OF                 h)    The Agent shall have the right to assign all of
ASSIGNMENT                     its right, title and interest and all obligations
                               under this Management Agreement to an affiliated entity, so long as such entity has the same degree of experience and expertise in the management of multi-family properties as does Winthrop Management, and so long as essentially the same resources and personnel will continue to be utilized in connection with the management of the Property.

TERMINATION              i)    Agent may terminate this Agreement at any time
                               upon thirty (30) days' written notice to Owner.

                               Agent or Owner may terminate this Agreement upon ten (10) days' written notice for any default in the performance of Owner's or Manager's obligations under this Agreement which default remains uncured following reasonable notice of such default.

                               Dissolution or termination of the corporate or partnership existence of Agent by merger, consolidation or otherwise which result in a change of control; or cessation on Agent's part to continue to do business, or bankruptcy, reorganization or reconstitution of Agent, or insolvency, or assignment for the benefit of the creditors of Agent shall effect an immediate termination of the Agreement without notice. In addition, a sale of the Property whether by Owner or pursuant to a foreclosure action by creditors of Owner or pursuant to a conveyance in lieu of foreclosure, the destruction of the Property so that the Property is untenantable or the taking of the Property shall effect an immediate termination of this Agreement without notice.

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NON-RECOURSE             j)    None of the (i) partners of Owner or Agent, (ii)
                               partners of the partners of Owner or Agent, or
                               (iii) any legal representative, heir, estate, successor or assign of those in (i) or
                               (ii) above shall have any personal obligations with respect to the obligations of Owner or Agent hereunder; recourse against Owner shall be limited to the estate of Owner in the Property or the proceeds of any sale of all or a portion of Owner's interest in the Property; and recourse against the Agent shall be limited to the assets of the Agent.

The indemnities contained in this Agreement shall survive the termination of this Agreement whether such termination is for cause or without cause. This Agreement shall be binding upon the successors and assigns of the Agent and the Owner.

IN WITNESS WHEREOF, the parties hereto have affixed or caused to be affixed
their respective signatures as of this        day of                       ,
1995.

AGENT:

WINTHROP MANAGEMENT




By:______________________
Vice President


OWNER:

FIRST SPRINGHILL LAKE LIMITED PARTNERSHIP

By:    SPRINGHILL LAKE INVESTORS LIMITED
       PARTNERSHIP, General Partner

By:    THREE WINTHROP PROPERTIES, INC.,
       Managing General Partner


By:_________________________
   Vice President


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SECOND SPRINGHILL LAKE LIMITED PARTNERSHIP

By:    SPRINGHILL LAKE INVESTORS LIMITED
       PARTNERSHIP, General Partner

By:    THREE WINTHROP PROPERTIES, INC.,
       Managing General Partner


By:_________________________
   Vice President


THIRD SPRINGHILL LAKE LIMITED PARTNERSHIP

By:    SPRINGHILL LAKE INVESTORS LIMITED
       PARTNERSHIP, General Partner

By:    THREE WINTHROP PROPERTIES, INC.,
       Managing General Partner


By:_________________________
   Vice President


FOURTH SPRINGHILL LAKE LIMITED PARTNERSHIP

By:    SPRINGHILL LAKE INVESTORS LIMITED
       PARTNERSHIP, General Partner

By:    THREE WINTHROP PROPERTIES, INC.,
       Managing General Partner


By:_________________________
   Vice President


FIFTH SPRINGHILL LAKE LIMITED PARTNERSHIP

By:    SPRINGHILL LAKE INVESTORS LIMITED
       PARTNERSHIP, General Partner


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By:    THREE WINTHROP PROPERTIES, INC.,
       Managing General Partner


By:_________________________
   Vice President


SIXTH SPRINGHILL LAKE LIMITED PARTNERSHIP

By:    SPRINGHILL LAKE INVESTORS LIMITED
       PARTNERSHIP, General Partner

By:    THREE WINTHROP PROPERTIES, INC.,
       Managing General Partner


By:_________________________
   Vice President


SEVENTH SPRINGHILL LAKE LIMITED PARTNERSHIP

By:    SPRINGHILL LAKE INVESTORS LIMITED
       PARTNERSHIP, General Partner

By:    THREE WINTHROP PROPERTIES, INC.,
       Managing General Partner


By:_________________________
   Vice President


EIGHTH SPRINGHILL LAKE LIMITED PARTNERSHIP

By:    SPRINGHILL LAKE INVESTORS LIMITED
       PARTNERSHIP, General Partner

By:    THREE WINTHROP PROPERTIES, INC.,
       Managing General Partner


By:_________________________
   Vice President


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NINTH SPRINGHILL LAKE LIMITED PARTNERSHIP

By:    SPRINGHILL LAKE INVESTORS LIMITED
       PARTNERSHIP, General Partner

By:    THREE WINTHROP PROPERTIES, INC.,
       Managing General Partner


By:_________________________
   Vice President


SPRINGHILL COMMERCIAL LIMITED PARTNERSHIP

By:    SPRINGHILL LAKE INVESTORS LIMITED
       PARTNERSHIP, General Partner

By:    THREE WINTHROP PROPERTIES, INC.,
       Managing General Partner


By:_________________________
   Vice President


SPRINGFIELD FACILITIES, INC.


By:_________________________
   Vice President


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